Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global Appoints Tony Fuller to the Newly Created
Position of Chief Administrative Officer

CHESTNUT RIDGE, NY – March 5, 2020 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, today announced the appointment of Tony Fuller to the newly created position of Chief Administrative Officer. This new leadership role will be in addition to his service as a member of the Company's Board of Directors. Mr. Fuller enjoyed a thirty year career at Walmart where he last held the position of Senior Vice President. During that tenure he also served as one of the twelve executives on the Walmart's Global Sustainability Steering Committee, providing direction for all of the company's sustainability efforts.

“The addition of Tony to our leadership team is an important part of our corporate evolution as we look to strategically manage the anticipated growth of our operations,” said Frank E. Celli, BioHiTech’s Chief Executive Officer. “His in-depth experience in supply chain management, organization building, and overseeing many aspects of rapid business expansion at Walmart will be invaluable to us as we begin to deliver on larger digester deployments and expand the roadmap for our sustainable waste management solutions across the country and the globe.”

Mr. Fuller's distinguished service at Walmart spanned over three decades, culminating with his role as Senior Vice President. For over 20 years he led the teams which provided both property management and maintenance for Walmart’s global portfolio. During that time the portfolio grew from under 1,000 stores in 20 states in the United States, to almost 10,000 stores in all fifty states, and 23 countries around the world. Throughout his service in this area Mr. Fuller served as the chairman of the transaction committee as well as the real estate finance committee and was involved in the development of over 100 distribution centers ranging in size from 250,000 to 4 million square feet. He led in the creation Walmart Realty, which over a ten year period developed more than 100 million square feet of real estate space. Mr. Fuller chaired the REIT governance committee for over 15 years, dealing with all aspect of compliance and corporate governance. He also led the restructure of Walmart’s global indirect procurement efforts, managing a team responsible for dispersing more than $2 billion per year for items as diverse as supplies and structural steel.

Mr. Fuller serves as a member of the Board of Advisors of Global Healthcare Capital, a leading healthcare investor and asset manager, and as a member of the Board of Directors of Serge Global, Inc. He also served on the Executive Committee and Board of Directors of REAP (Real Estate Associate Program), an organization opening opportunities for minorities in commercial real estate. Mr. Fuller received his BS in Agricultural Economics from Arkansas State University and his JD from the University of Arkansas.

Mr. Fuller added, “I am very excited to expand my role at BioHiTech as the Company enters this pivotal stage of business growth. The recently announced digester contract with Carnival Corp. coupled with the ramp up in operations at our HEBioT resource recovery facility in Martinsburg, are indicative of our Company’s promising future in providing sustainable disposal solutions that make a difference. I know from my work on the Global Sustainability Steering Committee at Walmart how important that is for our future business growth as well as the future of our planet. Equally important to our success is our ability to manage all aspects of our business from planning through product delivery and customer relations. I look forward to working closely with the entire team at BioHiTech to manage our growth and create lasting value for our shareholders.”

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.  Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment.  When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about digester contracts or future business growth, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com